UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 25, 2010

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Cadence Pharmaceuticals, Inc. (the “Company” or “Cadence”) previously announced that it had received a Complete Response letter from the U.S. Food and Drug Administration (“FDA”), which stated that Cadence’s New Drug Application (“NDA”) for OFIRMEV™ (intravenous acetaminophen) could not be approved in its present form due to deficiencies observed during an inspection of the facility used by Cadence’s third party manufacturer to produce this product candidate. Cadence received the Complete Response letter on February 10, 2010, and on February 18, 2010, Cadence’s third party manufacturer submitted a response letter regarding the inspectional observations to the FDA.

On March 25, 2010, in response to a request by Cadence, a Type A meeting was scheduled for April 16, 2010 among the FDA, Cadence and its third party manufacturer to discuss the deficiencies outlined in the Complete Response letter.

Cadence™ and OFIRMEV™ are trademarks of Cadence Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/s/ WILLIAM R. LARUE
William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: March 26, 2010